UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

October 9, 2001

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

CRITICAL PATH, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

California	000-25331	91-1788300

(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

532 FOLSOM STREET, SAN FRANCISCO, CALIFORNIA 94105
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(415) 808-8800

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
SIGNATURE
INDEX TO EXHIBITS FILED WITH THE CURRENT REPORT ON FORM 8-K DATED OCTOBER 15, 2001
Pro Forma Balance Sheet as of June 30, 2001
Press Release dated as of October 9, 2001

Item 5. Other Events.

     During the third quarter ended September 30, 2001, Critical Path, Inc., a California corporation and the Registrant herein (the "Company"), engaged in a balance sheet restructuring by repurchasing approximately $192 million of face value of its outstanding 5.75% Convertible Subordinated Notes due April 1, 2005. The purchase resulted in a net gain, and increased equity, of approximately $138.7 million. The Nasdaq National Market has indicated to the Company that it finds the restructuring results satisfactory to meet the minimum stockholders' equity requirement for continued listing on The Nasdaq National Market. A Pro Forma Balance Sheet evidencing compliance with The Nasdaq National Market Marketplace Rules' minimum stockholders' equity requirement is attached to this Current Report on Form 8-K as Exhibit 99.1. The Company also issued a Press Release on October 9, 2001 describing the general results of its recent restructuring efforts including the balance sheet restructuring described above. A copy of the Company's Press Release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 7. Financial Statements Pro Forma Information and Exhibits.

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Exhibits.

Exhibit No.	Description

99.1	Pro Forma Balance Sheet as of June 30, 2001

99.2	Press Release dated as of October 9, 2001

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRITICAL PATH, INC

Date: October 15, 2001	/s/ Lauren DeBuono

Laureen DeBuono Interim Chief Financial Officer

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K DATED OCTOBER 15, 2001

Exhibit No.	Description

99.1	Pro Forma Balance Sheet as of June 30, 2001

99.2	Press Release dated as of October 9, 2001